Exhibit 10.16

CONFIRMATION

TO: China Distance Education Holdings Limited

We, Zhu Zhengdong and Yin Baohong, hereby confirm that we should donate the foreign exchange of the value equals to RMB 3,200,000.00 for free to China Distance Education Holdings Limited as of May 1st, 2004

Signature:	Zhu Zhengdong

Yin Baohong

Date:	March 25th, 2008

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